EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors:

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement filed on Form S-1, filed on October 10, 2008,  of our report dated March 20, 2007, relating to the consolidated financial statements of Striker Oil & Gas, Inc. (formerly Unicorp, Inc.) appearing in the Form 10-KSB for the year ended December 31, 2007.  We also consent to the reference of our firm under the heading “Experts” in this  Amendment No. 2 to the Registration Statement.

/s/ Thomas Leger & Co., L.L.P.

Houston, Texas
October 14, 2008